Change of Control

                                 Employment Agreement

                                        Among

                  Chicago and North Western Transportation Company,

                      Chicago and North Western Railway Company

                                         and

                                      Executive
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                                  TABLE OF CONTENTS

                                                                       Page

          1.   Certain Definitions  . . . . . . . . . . . . . . . . . .   1

          2.   Employment Period  . . . . . . . . . . . . . . . . . . .   3

          3.   Terms of Employment  . . . . . . . . . . . . . . . . . .   3

          4.   Termination of Employment  . . . . . . . . . . . . . . .   7

          5.   Obligations of CNW upon Termination  . . . . . . . . . .  10

          6.   Certain Reduction of Payments by CNW . . . . . . . . . .  12

          7.   Non-exclusivity of Rights  . . . . . . . . . . . . . . .  14

          8.   Confidentiality/NonCompetition . . . . . . . . . . . . .  14

          9.   Legal Fees and Other Expenses  . . . . . . . . . . . . .  16

          10.  Full Settlement  . . . . . . . . . . . . . . . . . . . .  16

          11.  Successors . . . . . . . . . . . . . . . . . . . . . . .  17

          12.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . .  17

























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                                  CHANGE OF CONTROL
                                 EMPLOYMENT AGREEMENT


               THIS AGREEMENT, dated as of the __th day of December 1994, is made by and among CHICAGO AND NORTH WESTERN TRANSPORTATION COMPANY (the "Company"), a Delaware corporation having its principal place of business in Chicago, Illinois, CHICAGO AND NORTH WESTERN RAILWAY COMPANY ("CNW Railway"), (the Company and CNW Railway collectively referred to herein as "CNW"), and ______
          ______ (the "Executive"), a resident of            .

               The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that CNW will have the continued dedication of the Executive, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Executive's full attention and dedication to CNW, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and are competitive with those of other major corporations. This Agreement is intended to accomplish these objectives.

               1.   Certain Definitions

                    (a) The "Effective Date" shall be the first date on which a Change of Control occurs during the "Change of Control Period" (as defined in Section 1(b)). Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with CNW is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

                    (b) The "Change of Control Period" is the period commencing on the date hereof and ending on the third anniversary of such date; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as a "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate on the third anniversary of such Renewal Date, unless at least
          60 days prior to the Renewal Date CNW shall give notice to the Executive that the Change of Control Period shall not be so extended.
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                    (c)  "Change of Control".  For the purpose of this
          Agreement, a "Change of Control" shall mean any of the following events:

                    (i) the acquisition by any person or group of beneficial ownership of 40% or more of either the then outstanding Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, except that
               (A) no such person or group shall be deemed to own beneficially any securities held by the Company or a Subsidiary (as defined below) or any employee benefit plan (or any related trust) of the Company or a Subsidiary, and
               (B) no Change of Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Stock and voting securities of the Company immediately before such acquisition in substantially the same proportion as their ownership, immediately before such acquisition, of the then outstanding Stock and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be;

                    (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the date hereof whose election, or nomination for election by the Company's stockholders was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended ("1934 Act")); or

                    (iii)  approval by the stockholders of the Company of
               (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Stock and voting securities of the Company immediately before such merger,

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               reorganization or consolidation do not, after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such merger, reorganization or consolidation,
               (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of CNW.

               For purposes of this definition, "person" means such term as used in Securities Exchange Commission ("SEC") Rule 13d-5(b) under the 1934 Act; "beneficial owner" means such term as defined in SEC Rule 13d-3 under the 1934 Act; "group" means such term as defined in Section 13(d) of the 1934 Act; "Subsidiary" means a corporation as defined in Section 425(f) of the Internal Revenue Code of 1986, as amended ("Code") with the Company being treated as the employer corporation for purposes of this definition of Subsidiary; and "Stock" means the common stock of the Company, par value $.01, or any other common stock that the Company may issue from time to time.

               2. Employment Period. CNW hereby agrees to continue the Executive in its employ, and, subject to Section 4 of the Agreement, the Executive hereby agrees to remain in the employ of CNW, for the period commencing on the Effective Date and ending on the third anniversary of such date (the "Employment Period").

               3.   Terms of Employment.

                    (a)    Position and Duties.

                    (i)    During the Employment Period, (A) the
               Executive's position (including status, offices, titles, reporting requirements and responsibilities), authority and duties shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date, and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 50 miles from such location.

                    (ii) During the Employment Period, and excluding any periods of vacation, sick leave or disability to which the Executive is entitled, the Executive agrees to devote the Executive's full attention and time to the business and affairs of CNW and, to the extent necessary to discharge the duties assigned to the Executive hereunder, to use the

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               Executive's best efforts to perform faithfully and
               efficiently such duties. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and
               (C) manage personal investments, so long as such activities are consistent with the policies of CNW at the Effective Date and do not significantly interfere with the performance of the Executive's duties in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date and were consistent with the policies of CNW at the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's duties hereunder.

                    (b)    Compensation.

                    (i) Base Salary. During the Employment Period, CNW Railway shall pay or cause to be paid to the Executive an annual base salary in cash ("Guaranteed Base Salary"), which shall be paid in a manner consistent with CNW Railway's payroll practices immediately preceding the Effective Date at a rate at least equal to twelve times the highest monthly base salary paid or payable to the Executive by CNW Railway in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Guaranteed Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other peer executives of CNW Railway. Any increase in Guaranteed Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Guaranteed Base Salary shall not be reduced after any such increase, and the term Guaranteed Base Salary as used in this Agreement shall refer to the Guaranteed Base Salary as so increased.

                    (ii) Guaranteed Bonus. (A) In addition to Guaranteed Base Salary, CNW shall pay or cause to be paid to the Executive a bonus (the "Guaranteed Bonus") for each Performance Period which ends during the Employment Period. For purposes of this Agreement, a "Performance Period" means each period of time designated in accordance with the Chicago and North Western Holdings Corp. Bonus Plan or any other bonus arrangement ("Bonus Plan") which is based upon

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               performance and approved by the Board or any duly designated committee of the Board. The Guaranteed Bonus shall be at least equal to the product of (I) a percentage equal to the greatest of (a) the On Plan Percentage (as defined in Section 3(b)(ii)(B)(I) below), or (b) the amount of the Historical Bonus Percentage (as defined in Section 3(b)(ii)(B)(II) below), or (c) the Actual Bonus Percentage (as defined in Section 3(b)(ii)(B)(III) below), multiplied by (II) the Guaranteed Annual Salary.
               (B) For purposes of this Section 3(b)(ii), the following definitions apply:

                           (I) "On Plan Percentage" means the percentage of Guaranteed Base Salary to which the Executive would have been entitled under any Bonus Plan for the Performance Period for which the Guaranteed Bonus is awarded ("Current Performance Period") as if the performance achieved 100% of performance goals established pursuant to such Bonus Plan.

                           (II) "Historical Bonus Percentage" means the highest Adjusted Bonus Percentage (as defined below) in the three Performance Periods preceding the Effective Date (individually referred to herein as a "Prior Performance Period"). The "Adjusted Bonus Percentage" for any such Prior Performance Period is equal to the bonus accrued for such Prior Performance Period, expressed as a percentage of the annual rate of base salary earned by the Executive during such Prior Performance Period, multiplied by the Adjustment Fraction (as defined below). The "Adjustment Fraction" is, with respect to each Prior Performance Period, a fraction, the numerator of which is the number of months in the Current Performance Period, and the denominator of which is the number of months in each Prior Performance Period.

                           (III)  "Actual Bonus Percentage" means the
                    percentage of the rate of Guaranteed Base Salary for the Current Performance Period which the Executive would accrue as a bonus under any Bonus Plan if the performance during the Current Performance Period were measured by the actual performance during the Current Performance Period; provided, however, that for purposes of calculating the Guaranteed Bonus under
                    Section 5 hereof, "Actual Bonus Percentage" means the percentage of the rate of Guaranteed Base Salary for the Performance Period during which the Termination Date (as defined below), occurred ("Termination Performance Period") which the Executive would accrue as a bonus under any Bonus Plan if the performance

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                    during such Termination Performance Period were
                    measured by the actual performance during the Termination Performance Period prior to the Termination Date projected to the last day of such Performance Period.

                    (iii) Incentive, Savings and Retirement Plans. In addition to Guaranteed Base Salary and Guaranteed Bonus payable as hereinabove provided, the Executive shall be entitled to participate during the Employment Period in all incentive (including long-term incentives), savings and retirement plans, practices, policies and programs applicable to other peer executives of CNW, but in no event shall such plans, practices, policies and programs provide the Executive with incentive (including long-term incentives), savings and retirement benefits which, in each case, are less favorable, in the aggregate, than the most favorable of those provided by CNW for the Executive under such plans, practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Effective Date.

                    (iv) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by CNW (including, and without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, dependent life, accidental death and travel accident insurance plans and programs) and applicable to other peer executives of CNW, but in no event shall such plans, practices, policies and programs provide benefits which in each case are less favorable, in the aggregate, than the most favorable of those provided by CNW for the Executive under such plans, practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Effective Date.

                    (v) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies applicable to peer executives of CNW Railway, but in no event shall such plans, practices, policies and programs provide fringe benefits which in each case are less favorable, in the aggregate, than the most favorable of those provided by CNW Railway for the Executive under such plans, practices, policies and programs in effect at any time during the 90-day period immediately preceding the Effective Date.


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                    (vi)   Expenses.  During the Employment Period, the
               Executive shall be entitled to receive prompt reimbursement for all reasonable employment-related expenses incurred by the Executive upon CNW Railway's receipt of accountings in accordance with the most favorable policies, practices and procedures applicable to peer executives of CNW Railway, but in no event shall such policies, practices and procedures in each case be less favorable, in the aggregate, than the most favorable of those provided by CNW Railway for the Executive under such policies, practices and procedures in effect at any time during the 90-day period immediately preceding the Effective Date.

                    (vii) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance in accordance with the most favorable policies, practices and procedures applicable to peer executives of CNW Railway, but in no event shall such policies, practices and procedures be less favorable, in the aggregate, than the most favorable of those provided by CNW Railway for the Executive under such policies, practices and procedures in effect at any time during the 90-day period immediately preceding the Effective Date.

                    (viii) Vacation.  During the Employment Period, the
               Executive shall be entitled to paid vacation in accordance with the most favorable plans, practices, policies and programs applicable to peer executives of CNW Railway, but in no event shall such plans, practices, policies and programs provide paid vacation which is less favorable in the aggregate than the most favorable of those provided by CNW Railway for the Executive under such plans, practices, policies and programs in effect at any time during the 90-day period immediately preceding the Effective Date.

               4.   Termination of Employment.

                    (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death or Disability during the Employment Period. Disability of the Executive shall be deemed to have occurred on the date on which the Executive is certified as having incurred a Disability by a physician selected by CNW or its insurers and acceptable to the Executive or the Executive's legal representative. If CNW determines in good faith that the Disability of the Executive has occurred during the Employment Period, it may give to the Executive written notice in accordance with Section 11(e) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with CNW

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          shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless within the 30 days after such receipt, the Executive shall have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than six months, and that renders the Executive unable to perform the duties required under this Agreement.

                    (b) Cause. The Executive's employment may be terminated during the Employment Period by CNW for Cause. "Cause" means either of the following:

                    (i) conviction of the Executive of any felony or other crime involving dishonesty, or moral turpitude; or

                    (ii) the Executive's habitual neglect of the Executive's duties (other than on account of Disability),

               except that Cause shall not mean:

                    (i) bad judgment or negligence other than habitual neglect of duty;

                    (ii) any act or omission believed by the Executive in good faith to have been in or not opposed to the interest of CNW (without intent of the Executive to gain therefrom, directly or indirectly, a profit to which the Executive was not legally entitled);

                    (iii) any act or omission with respect to which a determination could properly have been made by the Board that the Executive met the applicable standard of conduct for indemnification or reimbursement under the By-Laws of CNW, any applicable indemnification agreement, or the laws and regulations under which CNW is governed, in each case in effect at the time of such act or omission; or

                    (iv) any act or omission with respect to which notice of termination of employment of the Executive is given more than twelve (12) months after the earliest date on which any member of the Board who is not a party to the act or omission, knew or should have known of such act or omission.

                    (c) Good Reason. The Executive's employment may be terminated during the Employment Period by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means any one of the following events:



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                    (i)    the assignment to the Executive of any duties
               inconsistent in any respect with the Executive's position (including status, offices, titles, reporting requirements or responsibilities), authority or duties as contemplated by
               Section 3(a) of this Agreement, or any other action by CNW which results in a diminution or other material adverse change in such position, authority or duties, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by CNW promptly after receipt of notice thereof given by the Executive;

                    (ii) any failure by CNW to comply with any of the provisions of Section 3(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by CNW promptly after receipt of notice thereof given by the Executive;

                    (iii) CNW requiring the Executive to be based at any office or location other than the location described in
               Section 3(a)(i)(B) hereof;

                    (iv) any other material adverse changes to the terms and conditions of the Executive's employment;

                    (v) any purported termination by CNW of the Executive's employment otherwise than as expressly permitted by this Agreement, it being understood that any such purported termination shall not be effective for any other purpose of this Agreement; or

                    (vi)   any failure by CNW to comply with and satisfy
               Section 11(c) of this Agreement.

               For purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

                    (d) Notice of Termination. Any termination of the Executive's employment by CNW for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination (as defined below) to the other party hereto given in accordance with
          Section 11(e) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which
          (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Termination Date (as defined below) is other than the date of receipt of such Notice of Termination, specifies the Termination Date. The failure by the Executive to

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          set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing the Executive's rights hereunder.

                    (e) Termination Date. "Termination Date" means the date of receipt of the Notice of Termination or any later date specified therein (which date shall be not more than fifteen days after the giving of such notice), as the case may be; provided, however, that (i) if the Executive's employment is terminated by CNW other than for Cause or Disability, the Termination Date shall be the date of receipt of such Notice of Termination and
          (ii) if the Executive's employment is terminated by reason of death or Disability, the Termination Date shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

               5.   Obligations of CNW upon Termination.

                    (a) Termination of Employment for Good Reason or Other Than for Cause or Disability. If, during the Employment Period, CNW shall terminate Executive's employment other than for Cause or Disability, or if the Executive shall terminate employment under this Agreement for Good Reason, CNW shall pay to the Executive, in addition to all vested rights arising from his employment, as specified in Section 7 hereof, in a lump sum in cash within three days after the Termination Date the aggregate of the following amounts (hereinafter, the amounts described in Section 5(a)(i)(A), (B), and (C) shall be called the "Accrued Obligations"):

                           (A) to the extent not theretofore paid, the Guaranteed Base Salary and any accrued vacation pay through the Termination Date;

                           (B)    the difference between (I) the product of
                    (1) the Guaranteed Bonus, multiplied by (2) a fraction, the numerator of which is the number of days in the Termination Performance Period which elapsed prior to the Termination Date, and the denominator of which is the total number of days in the Termination Performance Period, and (II) the amount of any Guaranteed Bonus paid to the Executive with respect to the Termination Performance Period;

                           (C) in the case of compensation previously deferred by the Executive, all amounts previously deferred (together with any accrued earnings thereon) and not yet paid by CNW;


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                           (D)    an amount equal to the product of (I)
                    three (3), multiplied by (II) the sum of (1) the Guaranteed Base Salary and (2) the Guaranteed Bonus multiplied by a fraction, the numerator of which is twelve and the denominator of which is the number of months in the Termination Performance Period; and

                           (E)    a payment equal to the value of the
                    Executive's accrued benefit under the Chicago and North Western Transportation Company Supplemental Pension Plan (the "Pension Plan") calculated as though the Executive continued to accrue benefits under the Pension Plan for a period of three years after the Termination Date (the "Continuance Period"), reduced by the value of the Executive's vested accrued benefit under the Pension Plan as of the Termination Date; and

                           (F)    for the Continuance Period, or such
                    longer period as any plan, program, practice or policy may provide, CNW Railway shall continue to provide at no cost to the Executive, except a cost equal to the lesser of (I) the cost to the Executive immediately prior to the Termination Date or (II) the cost to the Executive immediately prior to the Effective Date, all welfare benefits (including, but without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the Executive and/or the Executive's family which are at least as favorable as the most favorable plans, practices, programs or policies of CNW Railway applicable to other peer Executives, but which are in no event less favorable than the most favorable plans, practices, programs or policies of CNW Railway applicable to other peer Executives and their families during the 90-day period immediately preceding the Effective Date.

                    (b) Termination of Employment for Cause. If the Executive's employment shall be terminated by CNW for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than the obligation to pay to the Executive in a lump sum in cash, within 30 days of the Termination Date, the Guaranteed Base Salary through the Termination Date, plus the amount of any compensation previously deferred by the Executive, plus any accrued vacation, in each case to the extent theretofore unpaid.

                    (c) Termination of Employment Other Than for Good Reason. If the Executive terminates employment during the Employment Period other than for Good Reason, Disability or

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          death, this Agreement shall terminate without further obligations by CNW, other than the obligation to pay to the Executive all Accrued Obligations in a lump sum in cash within 30 days of the Notice Date.

                    (d) Termination of Employment for Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than the obligation to pay to the Executive all Accrued Obligations in a lump sum in cash within 30 days of the Termination Date. Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to those provided under the most favorable plans, practices, policies and programs relating to disability applicable to disabled peer executives of CNW and their families, but in no event shall such plans, practices, policies and programs provide benefits which in each case are less favorable, in the aggregate, than the most favorable of those provided by CNW for the Executive under such plans, practices, policies or programs in effect at any time during the 90-day period immediately preceding the Effective Date.

                    (e) Termination of Employment Because of Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than the obligation to pay to the Executive's estate or beneficiary all Accrued Obligations in a lump sum in cash within 30 days of the Notice Date. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by CNW to the surviving families of peer executives of CNW under such plans, practices, policies and programs, but in no event shall such plans, practices, policies or programs provide benefits which in each case are less favorable, in the aggregate, than the most favorable of those provided by CNW to the Executive under such plans, practices, policies or programs in effect at any time during the 90-day period immediately preceding the Effective Date.

               6.   Certain Reduction of Payments by CNW.

                    (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by CNW to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible by CNW for

          Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by CNW because of Section 280G of the Code. For purposes of this Section 6, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

                    (b) All determinations required to be made under this Section 6 shall be made by Arthur Andersen (the "Accounting Firm") which shall provide detailed supporting calculations both to CNW and the Executive within 15 business days of the Date of Termination or such earlier time as is requested by CNW and an opinion to the Executive that he has substantial authority not to report any Excise Tax on his Federal income tax return with respect to the Agreement Payments. Any such determination by the Accounting Firm shall be binding upon CNW and the Executive. The Executive shall determine which and how much of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 6, provided that, if the Executive does not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm, CNW shall elect which and how much of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this
          Section 6 and shall notify the Executive promptly of such election. Within five business days thereafter, CNW shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement.

                    (c)    As a result of the uncertainty in the
          application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments will have been made by CNW which should not have been made ("Overpayment") or that additional Agreement Payments which will not have been made by CNW could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Executive which the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by CNW to or for the benefit of the Executive shall be treated for all purposes as a loan ab initio to the Executive which the Executive shall repay to CNW together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Executive to CNW if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and
          Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by CNW to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

               7.   Non-exclusivity of Rights.

                    (a) Waiver of Other Severance Rights. If the Executive receives payments pursuant to Section 5(a) hereof, the Executive hereby waives the right to receive severance payments under any other plan, policy or agreement of CNW.

                    (b)    Other Rights.  Except as provided in
          Section 6(a), nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by CNW or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with CNW or any of their affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, practice, policy or program of CNW or any of their affiliated companies and any other payment or benefit required by law at or subsequent to the Termination Date shall be payable in accordance with such plan, practice, policy or program or applicable law except as explicitly modified by this Agreement.

               8.   Confidentiality/NonCompetition.

                    (a) Confidentiality. Executive acknowledges that it is the policy of the Company and its subsidiaries to maintain as secret and confidential all valuable and unique information and techniques acquired, developed or used by the Company and its subsidiaries relating to their business, operations, employees and customers, which gives the Company and its subsidiaries a competitive advantage in the railroad industry and other businesses in which the Company and its subsidiaries are engaged ("Confidential Information"). Executive recognizes that all such Confidential Information is the sole and exclusive property of the Company and its subsidiaries, and that disclosure of Confidential Information would cause damage to the Company and its subsidiaries. In consideration of the Company's entering into this Agreement, Executive agrees that, except as required by the duties of his employment with the Company and/or its subsidiaries, he will never directly or indirectly use, publish, disseminate or otherwise disclose any Confidential Information obtained during his employment with the Company and/or its subsidiaries for so long as such information is valuable and unique.

                    (b)    Noncompetition/Nonsolicitation.

                    (i) Executive agrees that, during the period of his employment with the Company and/or its subsidiaries and, if Executive's employment is terminated for any reason, thereafter for a period of one (1) year, Executive will not at any time directly or indirectly, in any capacity, engage or participate in, or become employed by or render advisory or consulting or other services in connection with any Prohibited Business as defined in Section 8(b)(iv).

                    (ii) Executive agrees that, during the period of his employment with the Company and/or its subsidiaries and, if Executive's employment is terminated for any reason, thereafter for a period of one (1) year, Executive shall not make any financial investment, whether in the form of equity or debt, or own any interest, directly or indirectly, in any Prohibited Business. Nothing in this Section 8(b)(ii) shall, however, restrict Executive from making any investment in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market; provided that (A) such investment does not give Executive the right or ability to control or influence the policy decisions of any Prohibited Business, and (B) such investment does not create a conflict of interest between Executive's duties hereunder and Executive's interest in such investment.

                    (iii) Executive agrees that, during the period of his employment with the Company and/or its subsidiaries and, if Executive's employment is terminated for any reason, thereafter for a period of one (1) year, Executive shall not
               (A) employ any employee of the Company and/or its subsidiaries or (B) interfere with the Company's or any of its subsidiaries' relationship with, or endeavor to entice away from the Company and/or its subsidiaries any person, firm, corporation, or other business organization who or which at any time (whether before or after the date of Executive's termination of employment), was an employee, customer, vendor or supplier of, or maintained a business relationship with, any business of the Company and/or its subsidiaries which was conducted at any time during the period commencing one year prior to the termination of employment.

                    (iv)   For the purpose of this Section 8(b),
               "Prohibited Business" shall be defined as any railroad, freight carrier or other entity and any branch, office or operation thereof, which is a direct and material competitor of the Company wherever the Company does business, in the United States or abroad, and which has established or seeks to establish contact, in whatever form (including but not limited to solicitation of sales, or the receipt or submission of bids) with any entity who is at any time a client, customer or supplier of the Company (including but not limited to all subdivisions of the federal government.)

                    (c) Executive and the Company specifically agree that, in the event that Executive shall breach his obligations under this Section 8, the Company and its subsidiaries will suffer irreparable injury and no adequate remedy for such breach, and shall be entitled to injunctive relief therefor, and in particular, without limiting the generality of the foregoing, the Company shall not be precluded from pursuing any and all remedies it may have at law or in equity for breach of such obligations.

               9.   Legal Fees and Other Expenses.

                    (a) Legal Fees and Expenses. CNW agrees to pay promptly upon presentation of an invoice from the Executive, to the full extent permitted by law, all legal fees, including retainer fees, and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by CNW or others of the validity or enforceability of, or liability under, any provision of this Agreement or any other benefit plan, program or policy or any guarantee of performance thereof (including, but not limited to, legal fees and expenses as a result of any contest by the Executive about the amount of any payment pursuant to Section 5 of this Agreement).

                    (b) Interest. In the event any amount due to the Executive under this Agreement is not paid within 10 days of request therefor, the Executive shall be entitled to receive interest at the highest interest rate applicable to CNW in its borrowing of funds from any third party during the period of nonpayment and if such rate is not determinable, or if higher, then at a rate two percent above the prime commercial lending rate announced by Citibank, N.A. in effect from time to time during the period of such nonpayment.

               10. Full Settlement. CNW's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, set-off, counterclaim, recoupment, defense or other claim, right or action which CNW may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as result of employment by another employer.

               11.  Successors.

                    (a) This Agreement is personal to the Executive and without the prior written consent of CNW shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                    (b) This Agreement shall inure to the benefit of and be binding upon CNW and its successors and assigns.

                    (c) CNW will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of CNW to assume expressly and agree to perform this Agreement in the same manner and to the same extent that CNW would be required to perform it if no such succession had taken place. As used in this Agreement, "CNW" shall mean the CNW as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise, and CNW and such successor shall be jointly and severally liable hereunder.

               12.  Miscellaneous.

                    (a) If the Executive dies prior to receiving amounts to which the Executive is entitled hereunder, such amounts shall be paid in a lump sum payment to the beneficiary designated in writing by the Executive and if no such beneficiary is designated, to the Executive's estate.

                    (b) Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the Executive, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

                    (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                    (d) This Agreement shall not be altered, amended or modified except by written instrument executed by CNW and

          Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

                    (e) All notices and other communications hereunder shall be in writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to the Executive:

                                  __________________________
                                  __________________________
                                  __________________________
                                  __________________________

                           If to CNW:

                                  Chicago and Northwestern
                                   Transportation Company
                                  165 North Canal Street
                                  Chicago, Illinois  60606
                                  Attention:  General Counsel

          or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                    (f) This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument originals.

                    (g) This Agreement shall be interpreted and construed in accordance with the laws of the State of Illinois, without regard to its choice of law principles. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

                    (h) CNW may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                    (i) The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

                    (j) The obligations of CNW under this Agreement shall be unfunded and unsecured. CNW shall not be required to segregate any assets that may at any time be required to provide benefits under this Agreement.

                    (k) This Agreement contains the entire understanding of CNW and the Executive with respect to the subject matter hereof.

               IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company and CNW Railway have caused these presents to be executed in their name on their behalf, all as of the day and year first above written.



                                             ______________________________
                                             Executive



                                             CHICAGO AND NORTH WESTERN
                                               TRANSPORTATION COMPANY


                                             BY:  _________________________


                                             CHICAGO AND NORTH WESTERN
                                               RAILWAY COMPANY


                                             BY:  _________________________


















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